                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 14, 2004, is by and among Superior Energy Services, Inc., a Delaware corporation (the "Company"), First Reserve Fund VII, Limited Partnership, a Delaware limited partnership ("FRVII"), and First Reserve Fund VIII, L.P., a Delaware limited partnership ("FRVIII," together with FRVII, "Sellers").

                                    RECITALS

         WHEREAS, Sellers collectively own 9,696,627 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock");

         WHEREAS, simultaneously herewith, the Company, Johnson Rice & Company L.L.C. ("JRCO"), Raymond James & Associates, Inc. ("RJA") and Simmons & Company International ("Simmons," together with JRCO and RJA, the "Underwriters") have entered into that certain Underwriting Agreement (the "Underwriting Agreement"), whereby the Company will issue and sell to the Underwriters 9,696,627 shares of Common Stock in a firm commitment underwriting (the "Offering"), with an over-allotment option to issue and sell up to an additional 1,454,494 shares of Common Stock, for $11.69875 per share; and

         WHEREAS, Sellers desire to sell to the Company, and the Company desires to purchase from Sellers, the Shares for $11.69875 per share and on the other terms and subject to the conditions contained herein.

         NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE; CLOSING

         SECTION 1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3), Sellers will sell, transfer and deliver to the Company, and the Company will purchase and acquire from Sellers, those Shares set forth opposite such Seller's name on Schedule I attached hereto, free and clear of all liens, pledges, charges, encumbrances, security interests, claims, options and restrictions of any kind ("Liens").

         SECTION 1.2 PURCHASE PRICE; PAYMENT. The aggregate purchase price for the Shares is $113,438,415.12 (the "Purchase Price"), and shall be payable to each Seller in the amount set forth opposite such Seller's name on Schedule I attached hereto by wire transfer of immediately available funds to the account or accounts designated by each Seller.

         SECTION 1.3 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place simultaneously with the closing of the Offering at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., 201 St. Charles Avenue, 51st Floor, New Orleans, Louisiana, 70170. The date of the Closing is hereinafter referred to as the "Closing Date."

         SECTION 1.4 CLOSING DELIVERIES. At the Closing, the following shall occur:

         (a) each Seller shall deliver to the Company certificates representing the Shares being sold by it, duly endorsed in blank or accompanied by duly executed assignment documents;

         (b) the Company shall deliver the Purchase Price in accordance with
Section 1.2;

         (c) the Company and Sellers shall enter into those Mutual Release and Termination Agreements in the forms of Exhibits A-1 and A-2, providing for the termination of the Registration Rights Agreement dated as of July 15, 1999, among the parties, and Stockholders' Agreement dated as of July 15, 1999, among the parties, as amended by that certain First Amendment to Stockholders' Agreement dated as of March 31, 2003;

         (d) each of Ben A. Guill and Joseph R. Edwards shall resign from the Company's Board of Directors, effective as of the Closing; and

         (e) the parties shall deliver to each other such other documents and take such other actions as may be necessary to consummate the transactions contemplated hereunder.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller, severally and not jointly, hereby represents and warrants to, and agrees with the Company, that:

         SECTION 2.1 AUTHORITY. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's limited partnership powers and have been duly authorized by all necessary limited partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or court decisions relating to or affecting creditors' rights generally and to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 2.2 NO CONFLICTS OR APPROVALS. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated by this Agreement, do or will (a) violate, conflict with or result in the breach of any provision of the organizational documents of Seller, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by any agreement to which Seller is a party or by which Seller is bound, or result in the creation of any Lien upon Seller's Shares, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any governmental entity or authority applicable to Seller, or (d) require the consent of any individual, corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity (a "Person"), or the approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity or authority in connection with the execution, delivery and performance of this Agreement by Seller, in each case of (a), (b), (c) or (d), in a manner that would reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby.

         SECTION 2.3 OWNERSHIP OF SHARES. Seller is the sole record owner of the Shares set forth opposite such Seller's name on Schedule I attached hereto. Seller has good, valid and marketable title to such Shares and the absolute right to deliver the Shares in accordance with this Agreement, free and clear of all Liens. The transfer of the Shares to the Company in accordance with the terms of this Agreement will transfer good, valid and marketable title to the Shares owned by Seller to the Company, free and clear of all Liens.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to, and agrees with each Seller, that:

         SECTION 3.1 AUTHORITY. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or court decisions relating to or affecting creditors' rights generally and to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.2 NO CONFLICTS OR APPROVALS. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated by this Agreement, do or will (a) violate, conflict with or result in the breach of any provision of the charter documents of the Company, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by any agreement to which the Company is a party or by which the Company is bound, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any governmental entity or authority applicable to the Company, or (d) require the consent of any Person, or the approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity or authority in connection with the execution, delivery and performance of this Agreement by Seller, in each case of (a), (b), (c) or (d), in a manner that would reasonably be expected to materially hinder or impair the completing of any of the transactions contemplated hereby.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.1 PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other parties; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Company will use its reasonable best efforts to advise Sellers prior to making the disclosure).

         SECTION 4.2 GOVERNMENTAL FILINGS. Each party shall make all filings with any governmental entity or authority required by such party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including without limitation all filings with the Securities and Exchange Commission required pursuant to the Securities Exchange Act of 1934, as amended.

                                    ARTICLE 5
                            CONDITIONS TO THE CLOSING

         SECTION 5.1 CONDITIONS OF OBLIGATION OF THE COMPANY. The obligation of the Company to purchase the Shares hereunder is subject to the satisfaction of the following conditions:



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         (a) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing;

         (b) the representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by any Seller pursuant hereto shall be true in all material respects at and as of the Closing, as if made at and as of such date;

         (c) the Company shall have received a certificate signed by a duly authorized representative of each Seller to the effects set forth in subsections
(a) and (b) above;

         (d) the Offering shall have been consummated on the terms and conditions set forth in the Underwriting Agreement; and

         (e) each of Ben A. Guill and Joseph R. Edwards shall have tendered their resignation from the Company's Board of Directors, to be effective as of the Closing.

         SECTION 5.2 CONDITIONS OF OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:

         (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date;

         (b) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date; and

         (c) the Sellers shall have received a certificate signed by a duly authorized officer of the Company to the effects set forth in subsections (a) and (b) above.

                                    ARTICLE 6
                                  MISCELLANEOUS

         SECTION 6.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Sellers, their general partners and their officers and directors, and each Person, if any, who controls Sellers within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages, liabilities and expenses arising out or based upon (a) any untrue statement or alleged untrue statement of a material fact or (b) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make any statement included therein not misleading that is contained or incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-35286) , including the prospectus, as supplemented, relating to the Offering (collectively, the "Offering Materials"), except insofar as such losses, claims, damages, liabilities and expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to Sellers furnished in writing to the Company by or on behalf of Sellers expressly for use in the Offering Materials.

         SECTION 6.2 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall



                                       4
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operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 6.3 EXPENSES. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 6.4 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         SECTION 6.5 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of Sellers and the Company.

         SECTION 6.6 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only upon delivery by: (a) personal delivery to the designated individual; (b) certified or registered mail, postage prepaid, return receipt requested; (c) a nationally recognized overnight courier service with confirmation of receipt; or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

                  If to Sellers:          c/o First Reserve Corporation
                                          One Lafayette Place
                                          Greenwich, Connecticut  06830
                                          Attn.: Thomas R. Denison
                                          Telecopy: (203) 625-8520

                  If to the Company:      Superior Energy Services, Inc.
                                          1105 Peters Road
                                          Harvey, Louisiana  70058
                                          Attn.:  Terence E. Hall
                                          Telecopy: (504) 362-4966

         SECTION 6.7 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Delaware, without reference to the conflict of laws principles thereof.

         SECTION 6.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.



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



         SECTION 6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]




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



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.


                                       SUPERIOR ENERGY SERVICES, INC.


                                       By:
                                          --------------------------------------
                                                    Robert S. Taylor
                                                 Chief Financial Officer


                                       FIRST RESERVE FUND VII,
                                       LIMITED PARTNERSHIP

                                       By:  First Reserve GP VII, L.P.,
                                            its general partner

                                       By:  First Reserve Corporation,
                                            its general partner


                                       By:
                                          --------------------------------------
                                                    Joseph R. Edwards
                                                     Vice President


                                       FIRST RESERVE FUND VIII, L.P.

                                       By:  First Reserve GP VIII, L.P.,
                                            its general partner

                                       By:  First Reserve Corporation,
                                            its general partner


                                       By:
                                          --------------------------------------
                                                    Joseph R. Edwards
                                                     Vice President

                                   SCHEDULE I

                               OWNERSHIP OF SHARES


                        OWNER                                  NUMBER OF SHARES              TOTAL PURCHASE PRICE
------------------------------------------------------- -------------------------------- -----------------------------
First Reserve Fund VII, Limited Partnership                        5,817,977                    $68,063,058.43
First Reserve Fund VIII, L.P.                                      3,878,650                    $45,375,356.69